Exhibit 5.6

WILMINGTON

RODNEY SQUARE

May 23, 2016

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

Re:        TRI Pointe Group, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Delaware counsel to TRI Pointe Contractors, LP, a Delaware limited partnership, (“Delaware Guarantor”), in connection with the Registration Statement on Form S-3 filed on May 23, 2016 (the “Registration Statement”) by TRI Pointe Group, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as Additional Registrants thereto, including the Delaware Guarantor (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale and offering by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of the Company’s debt securities, common stock, preferred stock, warrants, depositary shares, or purchase contracts, and guarantees of its debt securities, or units of any of those securities with other of such securities.

Any debt securities to be issued pursuant to the Registration Statement (the “Debt Securities”) will be issued under an indenture to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached to the Registration Statement as Exhibit 4.1, and, if applicable, one or more supplemental indentures thereto (collectively, the “Indenture”), and will be guaranteed by the Guarantors (“Guarantees”).

In connection with the opinion set forth below, we have examined originals or certified copies of (i) the Registration Statement; (ii) the form of Indenture; (iii) the Certificate of Limited Partnership, as amended, and the Limited Partnership Agreement, as amended, of Delaware Guarantor (the “Organizational Documents”); (iv) a certificate of good standing for Delaware Guarantor issued by the Delaware Secretary of State dated as of May 12, 2016; and (v) certain resolutions of the General Partner of Delaware Guarantor dated as of May 19, 2016.

Rodney Square  ●  1000 North King Street  ●  Wilmington, DE 19801

P    302.571.6600    F    302.571.1253    YoungConaway.com

YOUNG CONAWAY STARGATT & TAYLOR, LLP

TRI Pointe Group, Inc.

May 23, 2016

For purposes of this opinion, we have not reviewed any documents other than the documents listed or otherwise referred to above. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have further assumed that all documents submitted to us for our review have not been and will not be altered or amended in any respects material to our opinions expressed herein. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and Delaware Guarantor and others, all of which we have assumed, and the attorneys working on this matter have no actual knowledge otherwise, to be true, complete, and accurate in all material respects.

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. Delaware Guarantor has been duly organized and is a validly existing limited partnership in good standing under the laws of the State of Delaware.

2. The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary limited partnership action on the part of Delaware Guarantor.

3. Delaware Guarantor has the requisite limited partnership power and authority to authorize the form and terms of, and the performance, issuance and sale by Delaware Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement, and to perform its obligations thereunder.

4. The execution, delivery and performance of the Indenture and the issuance and sale of any Guarantee by Delaware Guarantor will be duly authorized by all necessary limited partnership action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

5. The execution, delivery and performance by Delaware Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by Delaware Guarantor of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of the

YOUNG CONAWAY STARGATT & TAYLOR, LLP

TRI Pointe Group, Inc.

May 23, 2016

Delaware Guarantor, or any law, rule or regulation applicable to the Delaware Guarantor or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee: (i) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws; (iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto; (vi) the execution, delivery and performance by Delaware Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by Delaware Guarantor of the Indenture and the Guarantee will not result in a default under or breach of any agreement or instrument binding upon Delaware Guarantor, or any order, judgment or decree of any court or governmental authority applicable to Delaware Guarantor; (vii) the authorization by Delaware Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by Delaware Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (ix) the Organizational Documents of Delaware Guarantor and the resolutions of the General Partner of Delaware Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed herein are limited to the laws of the State of Delaware, and we express no opinion as to the securities laws, tax laws or blue sky laws of the State of Delaware, or the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Delaware, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions

YOUNG CONAWAY STARGATT & TAYLOR, LLP

TRI Pointe Group, Inc.

May 23, 2016

are expressed herein as to matters governed by laws pertaining to Delaware Guarantor solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.

This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Young Conaway Stargatt & Taylor, LLP